AMENDMENT

         THIS AMENDMENT (this "Amendment") is entered into as of December 27, 2002, between CIIUGACH ELECTRIC ASSOCIATION (the "Borrower") and COBANK, ACB ("CoBank")

                                   BACKGROUND

         CoBank and the Company are parties to a Line of Credit Agreement dated as of May 5, 1993, as previously amended (the "Line of Credit Agreernent'). The parties now desire to amend the Line of Credit Agreement.

         NOW, TEEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. The Commitment. Section 1 of the Line of Credit Agreement is hereby amended and restated to read as follows:

                        SECTION 1. The Line. On the terms and conditions set
                forth in this Agreement, CoBank agrees to make available to the Borrower during the period commencing on December 27, 2002, and ending on July 31, 2003 (or such later date as Co.Bank may, in its sole discretion, authorize in writing), a revolving line of credit in the amount of $20,000,000 (the "Line"). Within the limits and during the term of the Line, the Borrower may borrow, repay and reborrow.

                        SECTION 2. Interest and Fees. Section 4 of the Line of Credit Agreement is hereby amended to add a new Subsection (H) thereto reading as follows:

                        (H) Commitment Fee. The Borrower agrees to pay to CoBank
                a commitment fee on the average daily unused portion of the Line from the date hereof to the date the Line expires at the rate of 1/8th of 1% per annum (calculated on a 360 day basis) payable monthly in arrears by the 20th day of the following month and on the date the Line expires or is terminated. Such fee shall be payable for each month or portion thereof occurring during the original or any extended term of the Line.

                         SECTION 3.     Repayment and Maturity. Section 5 of the
Line of Credit Agreement is hereby amended and restated to read as follows:

                        SECTION 5. Repayment and Maturity. The unpaid principal
                balance of the advances shall mature and be due and payable on August 1, 2003, or such later date as CoBank may, in its sole discretion, authorize in writing (the "Maturity Date").

                        SECTION 4. Confirmation. Except as provided above, all other terms and conditions of the Line of Credit Agreement shall remain in full force and effect.


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         IN WITNESS WREREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first shown above.

CoBank, ACB                              CHUGACH ELECTRIC ASSOCIATION, INC.

By:  /s/ Teresa L. Fountain              By:  /s/ Evan J. Griffith
Its: Assistant Corporate Secretary       Its: General Manager